Exhibit 99

              Snap-on Announces Expected Results for the
        Second Quarter and Updates Full-year Earnings Outlook

    KENOSHA, Wis.--(BUSINESS WIRE)--June 26, 2003--

    Continued economic weakness impacts Commercial and Industrial segment results; Snap-on continues to implement initiatives to improve performance

    Snap-on Incorporated (NYSE:SNA), a global leader in tools, diagnostics and equipment, today announced expected results for the second quarter ending June 28, 2003, and updated its fiscal full-year 2003 earnings outlook. For the second quarter, Snap-on currently expects diluted earnings per share to be in the range of $0.36 to $0.40. For the full year, Snap-on anticipates a 5%-10% increase year over year in diluted earnings per share, rather than the 10%-15% increase previously expected.

    -- In the Dealer Group and Diagnostics and Information Group segments, expected results for the second quarter and full year are on track. End-user demand - sales of tools and handheld diagnostics to technicians - remains solid and is expected to increase, year over year, in a mid-single digit range for the second quarter.

    -- In the Commercial and Industrial Group segment, second-quarter sales volume of tools for industrial and commercial applications in both Europe and North America, as well as for capital goods equipment sold to vehicle repair shops in North America, are expected to decline from last year's already depressed levels. Volume in the segment reflects continued weak economic conditions, beyond what was anticipated for the quarter, in the manufacturing, government and commercial sectors. Additionally, strategic action taken in the equipment business to strengthen expected long-term operating margins has led to a short-term disruption in sales. The combined near-term effect of the lower volumes has further compressed operating margin in the segment.

    -- Snap-on continues to implement its performance improvement initiatives to lower its cost structure, while taking additional steps to align production with the reduced demand. The expenses associated with these realignment actions, principally for severance costs, are expected to approximate $0.04 per share for the second quarter. Production capacity is being conformed to current marketplace realities and will continue to be adjusted as necessary for the remainder of the year.

    "We are making progress in our drive to transform Snap-on into a stronger performing company, in spite of the challenging marketplace for industrial and capital goods," said Dale F. Elliott, chairman and chief executive officer. "We are driving continuous improvement activities within all of our business units, with a focus on strengthening operating processes and reducing inefficiencies. Cash flow remains solid, our balance sheet is sound, and we believe we are doing the right things to create shareholder value over time."
    During the second quarter, Snap-on initiated strategic action within its Commercial and Industrial Group to enhance the future profitability of its North American equipment business serving the vehicle repair industry.
    In North America, Snap-on's existing equipment distribution network and its technical representatives (Tech Rep) organization, which supports the Snap-on Dealer Group, are being supplemented with a new sales organization, the Technical Automotive Group (TAG), focused on marketing equipment. This action builds upon Snap-on's existing distribution capabilities and enhances the company's alignment of resources to provide better sales support, training and service to its customers.
    "We are seeing positive indications that this is the right framework for the future," said Elliott. "Gross profit margins and sales leads are up significantly and have been improving month to month during the quarter.
    "While we are now able to reach more customers for equipment and serve them better, the building of a new sales organization has led to some short-term dislocation of sales volume," said Elliott. "However, we believe market participation and sales productivity will increase as we hire and train additional talented sales professionals and as the organization becomes more seasoned. We expect this to translate into improved equipment sales and profitability trends toward the latter part of 2003."
    Snap-on expects to announce actual results for the second quarter and six months on Wednesday, July 23, 2003, along with the traditional discussion and analysis of performance and trends.
    In the 2002 second quarter, Snap-on reported net earnings of $29.2 million, or $0.50 per diluted share, on sales of $547.2 million. For fiscal 2002, earnings were $106.0 million, or $1.81 per diluted share, on sales of $2,109.1 million.
    A discussion of this announcement will be webcast at 10:00 a.m. CDT today, and a replay will be available for approximately 10 days following the call. To access the audio presentation, go to www.snapon.com, click on the Investor Information tab at the top of the page and then on Presentations in the menu to the left. There you will see the link to the call. Additional detail about Snap-on is also available on the Snap-on Web site.

    Snap-on Incorporated is a leading global innovator, manufacturer and marketer of tool, diagnostic and equipment solutions for professional tool users. Product lines include hand and power tools, diagnostics and shop equipment, tool storage, diagnostics software and other solutions for vehicle-service, industrial, government and agricultural customers, and commercial applications, including construction and electrical. Products are sold through its franchised dealer van, company-direct sales and distributor channels, as well as over the Internet. Founded in 1920, Snap-on is a $2+ billion, S&P 500 company headquartered in Kenosha, Wisconsin, and employs approximately 12,800 people worldwide.

    Statements in this news release that are not historical facts, including statements (i) that include the words "expects," "believes," or "anticipates," or similar words that reference Snap-on or its management; (ii) specifically identified as forward-looking; or (iii) describing Snap-on's or management's future outlook, plans, estimates, objectives or goals, are forward-looking statements. Snap-on or its representatives may also make similar forward-looking statements from time to time orally or in writing. Snap-on cautions the reader that these statements are subject to risks, uncertainties or other factors that could cause (and in some cases have caused) actual results to differ materially from those described in any such statement. Those important factors include the validity of the assumptions and bases underlying such statements and the timing and progress with which Snap-on can continue to achieve savings from its cost reduction and other Operational Fitness initiatives; Snap-on's capability to retain and attract dealers and effectively implement new programs; its ability to capture new business; the success of new products and other Profitable Growth initiatives; Snap-on's ability to withstand external negative factors including terrorist disruptions on business; changes in trade, monetary and fiscal policies, regulatory reporting requirements, laws and regulations, or other activities of governments or their agencies, including military actions and such aftermath that might occur, and the absence of significant changes in inflation, the current competitive environment, energy supply or pricing, legal proceedings, supplier disruptions, currency fluctuations or the material worsening of economic and political situations around the world.
    These factors may not constitute all factors that could cause actual results to differ materially from those discussed in any forward-looking statement. Snap-on operates in a continually changing business environment and new factors emerge from time to time. Snap-on cannot predict such factors nor can it assess the impact, if any, of such factors on Snap-on's financial position or its results of operations. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. Snap-on disclaims any responsibility to update any forward-looking statement provided in this news release. Any opinions, estimates or forecasts regarding Snap-on performance made by analysts are theirs alone and do not represent the opinions, forecasts or predictions of Snap-on or its management, nor does Snap-on endorse or otherwise comment on such forecasts.


    CONTACT: Snap-on Incorporated
             Media:
             Richard Secor, 262/656-5561
             or
             Investors:
             William Pfund, 262/656-6488
             www.snapon.com